Exhibit 10.4
The “All-In-One” City Education Network Cooperation Agreement

Party A:  Shancheng Education Bureau of Shancheng District, Foshan City

Party B:  China Mobile Foshan Branch

Party C: Foshan JinCheng Information Technology Company Limited

To better leverage the education network resources of ShanCheng District for education improvement and for building digital campuses. After friendly consultation and negotiation, above three parties have reached below agreement:

1.	Cooperation project

ShanCheng “All-In-One” project for Middle and Elementary Schools in ShanCheng District.

2.	Scope of cooperation
2.1
Party B shall grand, during the contract period, Party A to use the equipment related to the “All-In-One” project free of charge. Party C shall grand, during the contract period, Party A to use the software systems related to the “All-In-One” project free of charge.

2.2
Party C shall be responsible for undertaking the installation and commissioning of the “All-In-One” project free of charge. Party A shall be responsible for supervising the development progress of the “All-In-One” project in the corresponding Middle and Elementary Schools.

2.3	Party A hereby appoints Party B and Party C as the implementation and operation providers for the “All-In-One” project.
2.4
The “All-In-One” project currently includes “One-Card Attendance Management” equipment, electronic student ID, attendance management software system and “Home and School Information System” platform. Separate agreement shall be reached for any addition to the “All-In-One” project content.

3.	Party A’s rights and obligations
3.1	Party A shall assist the implementation of the “All-In-One” project in the corresponding middle and elementary schools.
3.2	Party A shall supervise the implementation progress of the “All-In-One” project.
3.3	With the equipment and management systems provided by Party B and Party C, Party A shall promote the IC card attendance system in corresponding middle and elementary schools.
3.4
Party A shall assist Party B and Party C in promoting the application of “Home and School Information System” platform (including text message from those using China Unicom, fixed phone voicemail and internet).

4.	Party B’s rights and obligations
4.1
The property rights of the attendance equipment (including electronic student ID, same hereafter) shall be owned by Party B, who shall grand, during the contract period, Party A to use it, and who shall delegate Party C the responsibility of installation and maintenance of the attendance equipment.

4.2
According to the education information development situation, when upgrading the attendance hardware equipment, Party B shall consult with Party A timely, in order to ensure the leading position of the “All-In-One” project in the local area.

4.3	Party B has the obligation to provide preferential policies as regards to the technical support and related business activities in moving “All-In-One” project forward.
4.4	Party A hereby appoints Party B as the only telecom service provider for “Home and School Information System” in schools administered by Party A.

5.	Party C’s rights and obligations
5.1
Party C is responsible to install free of charge the “All-In-One” project’s attendance equipment provided by Party B to Party A. The equipment shall be properly installed and be able to normally operate within two months since the equipment arrives.

5.2
Party C shall grand the use, during the contract period, the use of “All-In-One” attendance management system software to Party A free of charge.  Party C shall be responsible for the regular maintenance and upgrade of the software free of charge, in order to ensure the leading position of the “All-In-One” project in the local area.

5.3	Delegated by Party B, Party C shall be responsible for the maintenance of the attendance equipment in the “All-In-One” project.
5.4	Party C shall promote the application of “Home and School Information System” in according middle and elementary schools.

6.	Project total expense
Party B and Party C provide Party A the use of “All-In-One” attendance system free of charge. The project’s worth totals RMB three million (¥3,000,000).

7.	Effective date and contract period
7.1	The agreement shall come into effect since the date when the authorized representatives of Party A, Party B and Party C sign and seal.
7.2	The valid period of the contract is 10 years. Party A, B and C may negotiate for extension agreement for the contract after the valid period.

8.	Dispute resolution
Any dispute arisen from or in connection with the contract shall be settled through friendly negotiation, if it fails, it shall be submitted to Foshan Arbitration Committee to settled based on arbitration procedure.
The agreement shall have three copies of same form; each party shall hold one copy with equal legal effect. This agreement shall come into effect since date when it is signed.

Party A: Shancheng Education Bureau of Shancheng District, Foshan City

Signature of party A’s representative:

Seal:

Address: No. 18, Jiangwang San Avenue, Foshan City

May 16, 2006

Party B: China Mobile Foshan Branch

Signature of party B’s representative:

Seal:

Address: No. 202, South Fenjiang Avenue, Shancheng District, Foshan City

May 16, 2006

Party C: Foshan JinCheng Information Technology Company Limited

Signature of party C’s representative:

Seal:

Address: 2nd floor, #3,No. 39, Shidongxia Avenue, Foshan City

May 16, 2006